[Letterhead of DANZIGER & HOCHMAN]

Exhibit 23.1


August 11, 2005





Board of Directors
On The Go Healthcare, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the audit report of On The Go Healthcare, Inc. as of July 31, 2004 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN


/s/Brian Hochman
-----------------------
Brian Hochman

BH/ekm


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